Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
November 5, 2014

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $0.24 PER DILUTED SHARE, NET EARNINGS OF $0.41 PER DILUTED SHARE AND NET ASSET VALUE PER SHARE OF $20.54

Bethesda, MD - November 5, 2014 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the quarter ended September 30, 2014 of $66 million, or $0.24 per diluted share. NOI after income taxes for the quarter ended September 30, 2014 was $51 million, or $0.18 per diluted share and net earnings were $114 million, or $0.41 per diluted share. As of September 30, 2014, net asset value (“NAV”) per share was $20.54, a $0.42 per share, or 2%, increase from the June 30, 2014 NAV per share of $20.12, and a $1.00 per share, or 5%, increase from the September 30, 2013 NAV per share of $19.54.

Q3 2014 FINANCIAL SUMMARY

•	$20.54 NAV per share

✓	$0.42 per share, or 8% annualized increase over Q2 2014

✓	$1.00 per share, or 5% increase over Q3 2013

✓	$1.57 per share, or 11% annualized increase over Q4 2013

•	$0.24 NOI before income taxes per diluted share, or $66 million

✓	40% increase from Q3 2013

✓	$0.18 NOI after income taxes per diluted share, or $51 million

•	$0.41 net earnings per diluted share, or $114 million
✓ 9% annualized return on average shareholders' equity

✓	$0.41 per diluted share, or $115 million, improvement over Q3 2013

•	$1,142 million of cash proceeds from realizations
✓ $127 million dividend distribution from European Capital Limited (“European Capital”)
✓ $540 million of proceeds from the companies sold in the American Capital Equity III, LP (“ACE III”) transaction

•	$1,443 million in new committed investments
✓ $825 MM investment in Senior Floating Rate Loans
✓ $618 MM of investments primarily in Sponsor Finance, Structured Products and American Capital Asset Management, LLC (“ACAM”)

“We are pleased that NAV per share grew 8% annualized during the quarter to $20.54, and year-to-date at an 11% annualized rate,” said Malon Wilkus, Chairman and Chief Executive Officer. “During the quarter, we had $1.1 billion in realizations at excellent exit values, which were, in aggregate, 8% greater than the prior quarter’s fair value. We invested $825 million in Senior Floating Rate Loans and $618 million of investments in total for Sponsor Finance Loans, CLO equity and ACAM. European Capital continued to generate significant liquidity, distributing to American Capital $127 million this quarter and $265 million year-to-date. And, this quarter ACAM raised a $1.1 billion private equity fund and a new $619 million CLO. This was a very good quarter for American Capital.”

American Capital, Ltd.
November 5, 2014

“I would also like to direct investors to a release we made earlier today in which we announced that our Board of Directors has approved spinning off our investment assets to our shareholders in the form of two publicly-traded externally-managed BDCs, with American Capital then focused on externally managing permanent capital companies and other investment vehicles,” said Malon Wilkus. “Subsequent to the spin offs of these two new BDCs, based on the equity capital now available for each company, we would be managing five public and nine private funds with Earning Assets Under Management (“EAUM”) approximating $19 billion, of which 83% would be permanent capital companies. While we’ve made good progress in evaluating and preparing for the transaction, and we expect to make necessary filings with the SEC as soon as practicable, there can be no assurances regarding the timing of the spin offs, whether the spin offs will be completed or what their tax treatment will be.”

PORTFOLIO VALUATION
For the quarter ended September 30, 2014, net unrealized appreciation, before income taxes, totaled $58 million. The primary components of the net unrealized appreciation were:

•	$110 million net unrealized appreciation from American Capital One Stop Buyouts® as a result of improved portfolio company performance; partially offset by

•	$35 million of reversal of prior period unrealized appreciation associated with net realized gains on portfolio investments;

•	$16 million net unrealized depreciation in Senior Floating Rate Loans;

•
$14 million net unrealized depreciation in American Capital’s investment in European Capital, driven by foreign currency net depreciation of $51 million as a result of a weakening of the Euro partially offset by a reduction in the discount applied to the NAV of European Capital.

✓	The Company's equity investment in European Capital was valued at $678 million as of September 30, 2014, or 89% of NAV, compared to $827 million as of June 30, 2014, or 87% of NAV.

PORTFOLIO REALIZATIONS AND PERFORMANCE
In the third quarter of 2014, $1,142 million of cash proceeds were received from realizations of portfolio investments, including a dividend distribution of $127 million from European Capital and $540 million of proceeds from the companies sold in the ACE III transaction, a new private equity fund, which closed on September 23, 2014. American Capital made $1.4 billion in new committed investments during the quarter, including $825 million in broadly syndicated senior floating rate loans (“Senior Floating Rate Loans”). The Company’s investments in Senior Floating Rate Loans consist primarily of first lien loans to large market, U.S. based companies.

On April 28, 2014, American Capital entered into definitive agreements to establish American Capital Equity III, LP (“ACE III” or “the Fund”), a new $1.1 billion private equity fund focused on investing in U.S. companies in the lower middle market. ACE III will be managed by American Capital's wholly-owned portfolio company, ACAM, through a majority-owned affiliate, in exchange for a 2% annual management fee and up to a 30% carried interest in the net profits of ACE III, subject to certain hurdles. Pursuant to the Fund’s partnership agreement, $445 million of the Fund’s aggregate $1.1 billion capital commitment from investors, which includes a commitment of $200 million from ACAM, will generally be used by ACE III to make new control equity and equity-related investment in companies. ACE III acquired a portfolio of equity investments from American Capital and an option to purchase the equity interest of another portfolio company. On September 23, 2014, American Capital received $540 million of proceeds from the companies sold in the ACE III transaction. During the three months ended September 30, 2014, American Capital recognized a net realized gain of $62 million on the transaction comprised of a $107 million net realized gain on the redemption of our partnership interest in ACE III and a realized loss of $45 million related to the fair value of the equity option as of the closing date of the transaction.

The weighted average effective interest rate on American Capital's debt investments as of September 30, 2014 was 6.8%, 100 basis points lower than the June 30, 2014 rate of 7.8%. The primary driver of the decline in the weighted average effective interest rate was related to new investments in Senior Floating Rate Loans during the quarter.

As of September 30, 2014, loans with a fair value of $172 million were on non-accrual, representing 5.7% of total loans at fair value, compared to $171 million fair value of non-accrual loans, or 7.5% of total loans at fair value as of June 30, 2014. Total loans on non-accrual were valued at 67.2% of cost at the end of the quarter, a 10.0% increase from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $108 million, or 3.7%. Net operating income before income taxes of $0.24 per diluted share

American Capital, Ltd.
November 5, 2014

during the quarter was increased by $0.08 per diluted share due to the net impact of debt and equity securities being added and removed from non-accrual status.

“We made good progress during the quarter investing in assets that will be attractive to the BDCs we are planning to spin off to our shareholders,” said John Erickson, Chief Financial Officer and President, Structured Finance. “We invested $825 million in Senior Floating Rate Loans, which have grown to 21% of our balance sheet since March. We also closed a $500 million facility to finance the loans at attractive terms. Those actions combined with our plans to fund our buyouts as cash yielding One Stop Buyouts throughout the capital structure are key steps to our strategic plan. While we have more work to transition the balance sheet, we are pleased with the progress and confident we can continue to execute on the plan.”

American Capital, Ltd.
November 5, 2014

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2014, December 31, 2013 and September 30, 2013
(in millions, except per share amounts)

	Q3	Q4	Q3 2014 Versus Q4 2013		Q3	Q3 2014 Versus Q3 2013
	2014	2013	$	%	2013	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $5,914, $5,548 and $5,272, respectively)	$5,929	$5,072	$857	17%	$5,035	$894	18%
Cash and cash equivalents	464	315	149	47%	633	(169)	(27%)
Restricted cash and cash equivalents	186	74	112	151%	61	125	205%
Interest and dividend receivable	37	38	(1)	(3%)	41	(4)	(10%)
Deferred tax asset, net	434	414	20	5%	422	12	3%
Other	126	96	30	31%	79	47	59%
Total assets	$7,176	$6,009	$1,167	19%	$6,271	$905	14%

Liabilities and Shareholders' Equity
Debt	$1,382	$791	$591	75%	$791	$591	75%
Trade date settlement liability	174	15	159	NM	—	174	100%
Other	179	77	102	132%	61	118	193%
Total liabilities	1,735	883	852	96%	852	883	104%

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 269.3, 274.8 and 282.2 issued and 264.9, 270.2 and 277.3 outstanding, respectively	3	3	—	—%	3	—	—%
Capital in excess of par value	6,215	6,296	(81)	(1%)	6,407	(192)	(3%)
Distributions in excess of net realized earnings	(667)	(774)	107	14%	(831)	164	20%
Net unrealized depreciation of investments	(110)	(399)	289	72%	(160)	50	31%
Total shareholders' equity	5,441	5,126	315	6%	5,419	22	—%
Total liabilities and shareholders' equity	$7,176	$6,009	$1,167	19%	$6,271	$905	14%

NAV per common share outstanding	$20.54	$18.97	$1.57	8%	$19.54	$1.00	5%
______________________________
NM = Not meaningful

American Capital, Ltd.
November 5, 2014

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2014 and 2013
(in millions, except per share data)
(unaudited)

			Three Months Ended				Nine Months Ended
	Three Months Ended		September 30,		Nine Months Ended		September 30,
	September 30,		2014 Versus 2013		September 30,		2014 Versus 2013
	2014	2013	$	%	2014	2013	$	%

OPERATING REVENUE
Interest and dividend income	$115	$91	$24	26%	$269	$331	$(62)	(19%)
Fee income	14	15	(1)	(7%)	44	38	6	16%
Total operating revenue	129	106	23	22%	313	369	(56)	(15%)

OPERATING EXPENSES
Interest	14	10	4	40%	37	32	5	16%
Salaries, benefits and stock-based compensation	37	34	3	9%	114	115	(1)	(1%)
General and administrative	12	15	(3)	(20%)	39	42	(3)	(7%)
Total operating expenses	63	59	4	7%	190	189	1	1%

NET OPERATING INCOME BEFORE INCOME TAXES	66	47	19	40%	123	180	(57)	(32%)

Tax provision	(15)	(24)	9	38%	(41)	(62)	21	34%
NET OPERATING INCOME	51	23	28	122%	82	118	(36)	(31%)

Net realized gain (loss)
Portfolio company investments	46	(74)	120	NM	53	(116)	169	NM
Foreign currency transactions	(8)	1	(9)	NM	(5)	—	(5)	(100%)
Derivative agreements	(44)	2	(46)	NM	(42)	(15)	(27)	(180%)
Tax benefit	17	32	(15)	(47%)	19	57	(38)	(67%)
Total net realized gain (loss)	11	(39)	50	NM	25	(74)	99	NM

Net unrealized appreciation (depreciation)
Portfolio company investments	135	(5)	140	NM	355	310	45	15%
Foreign currency translation	(66)	51	(117)	NM	(82)	31	(113)	NM
Derivative agreements and other	(11)	2	(13)	NM	(13)	16	(29)	NM
Tax (provision) benefit	(6)	(33)	27	82%	29	(35)	64	NM
Total net unrealized appreciation	52	15	37	247%	289	322	(33)	(10%)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS (“NET EARNINGS (LOSS)”)	$114	$(1)	$115	NM	$396	$366	$30	8%

NET OPERATING INCOME BEFORE INCOME TAXES PER COMMON SHARE
Basic	$0.25	$0.16	$0.09	56%	$0.46	$0.61	$(0.15)	(25%)
Diluted	$0.24	$0.16	$0.08	50%	$0.44	$0.58	$(0.14)	(24%)

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.19	$0.08	$0.11	138%	$0.31	$0.40	$(0.09)	(23%)
Diluted	$0.18	$0.08	$0.10	125%	$0.29	$0.38	$(0.09)	(24%)

NET EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.43	$(0.00)	$0.43	NM	$1.48	$1.23	$0.25	20%
Diluted	$0.41	$(0.00)	$0.41	NM	$1.41	$1.19	$0.22	18%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	267.1	286.5	(19.4)	(7%)	268.0	296.4	(28.4)	(10%)
Diluted	279.9	286.5	(6.6)	(2%)	280.6	308.5	(27.9)	(9%)
______________________________
NM = Not meaningful

American Capital, Ltd.
November 5, 2014

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended September 30, 2014, June 30, 2014 and September 30, 2013
(in millions, except per share data)
(unaudited)

			Q3 2014 Versus Q2 2014			Q3 2014 Versus Q3 2013
	Q3 2014	Q2 2014	$	%	Q3 2013	$	%

Assets Under Management
American Capital Assets at Fair Value	$7,176	$6,394	$782	12%	$6,271	$905	14%
Third-Party Assets at Fair Value(1)	73,304	76,510	(3,206)	(4%)	110,808	(37,504)	(34%)
Total	$80,480	$82,904	$(2,424)	(3%)	$117,079	$(36,599)	(31%)

Third-Party Earning Assets Under Management(2)	$14,153	$13,137	$1,016	8%	$14,230	$(77)	(1%)
Total Earning Assets Under Management(3)	$21,220	$19,450	$1,770	9%	$20,420	$800	4%

New Investments
Senior Debt	1,057	$674	$383	57%	7	$1,050	NM
Common Equity	207	63	144	229%	—	207	100%
Structured Products	152	73	79	108%	54	98	181%
Preferred Equity	23	1	22	NM	1	22	NM
Mezzanine Debt	4	2	2	100%	—	4	100%
Total by Security Type	$1,443	$813	$630	77%	$62	$1,381	NM

Senior Floating Rate Loans	$825	$579	$246	42%	$—	$825	100%
Investments in ACAM and Fund Development	201	50	151	302%	—	201	100%
Sponsor Finance Investments	155	99	56	57%	—	155	100%
Structured Products	152	73	79	108%	54	98	181%
Add-on financing for Growth and Working Capital	106	3	103	NM	3	103	NM
Add-on financing for Recapitalizations, not Including Distressed Investments	4	—	4	100%	—	4	100%
Add-on financing for Working Capital in Distressed Situations	—	9	(9)	(100%)	1	(1)	(100%)
Add-on financing for Purchase of Debt of a Portfolio Company	—	—	—	—%	4	(4)	(100%)
Total by Use	$1,443	$813	$630	77%	$62	$1,381	NM

Realizations
Equity Investments	$656	$142	$514	362%	$39	$617	NM
Principal Prepayments	332	185	147	79%	96	236	246%
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted OID	110	61	49	80%	68	42	62%
Loan Syndications and Sales	32	1	31	NM	—	32	100%
Scheduled Principal Amortization	12	19	(7)	(37%)	15	(3)	(20%)
Total by Source	$1,142	$408	$734	180%	$218	$924	424%

American Capital One Stop Buyouts®	$639	$282	$357	127%	$135	$504	373%
Sponsor Finance Investments	234	41	193	471%	33	201	609%
European Capital	127	34	93	274%	37	90	243%
Structured Products	83	42	41	98%	12	71	592%
Senior Floating Rate Loans	57	8	49	613%	—	57	100%
American Capital Asset Management	2	1	1	100%	1	1	100%
Total by Business Line	$1,142	$408	$734	180%	$218	$924	424%

American Capital, Ltd.
November 5, 2014

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$110	$69	$41	59%	$9	$101	NM
Gross Realized Loss	(64)	(83)	19	23%	(83)	19	23%
Portfolio Net Realized Gain (Loss)	46	(14)	60	NM	(74)	120	NM
Foreign Currency Transactions	(8)	1	(9)	NM	1	(9)	NM
Derivative Agreements	(44)	1	(45)	NM	2	(46)	NM
Tax Benefit	17	5	12	240%	32	(15)	(47%)
Net Realized Gain (Loss)	11	(7)	18	NM	(39)	50	NM

Gross Unrealized Appreciation of American Capital One Stop Buyouts®	125	47	78	166%	79	46	58%
Gross Unrealized Depreciation of American Capital One Stop Buyouts®	(15)	(62)	47	76%	(68)	53	78%
Gross Unrealized Appreciation of Sponsor Finance Investments	26	22	4	18%	34	(8)	(24%)
Gross Unrealized Depreciation of Sponsor Finance Investments	(7)	(4)	(3)	(75%)	(57)	50	88%
Net Unrealized Appreciation of European Capital Investment	37	66	(29)	(44%)	68	(31)	(46%)
Net Unrealized Appreciation (Depreciation) of European Capital Foreign Currency Translation	12	2	10	500%	(18)	30	NM
Net Unrealized Appreciation (Depreciation) of ACAM	—	101	(101)	(100%)	(119)	119	100%
Net Unrealized Depreciation of SFRL	(16)	—	(16)	(100%)	—	(16)	(100%)
Net Unrealized Appreciation (Depreciation) of Structured Products	8	3	5	167%	(7)	15	NM
Reversal of Prior Period Net Unrealized (Appreciation) Depreciation Upon Realization	(35)	10	(45)	NM	83	(118)	NM
Net Unrealized Appreciation (Depreciation) of Portfolio Company Investments	135	185	(50)	(27%)	(5)	140	NM
Foreign Currency Translation - European Capital	(63)	(8)	(55)	(688%)	49	(112)	NM
Foreign Currency Translation - Other	(3)	(4)	1	25%	2	(5)	NM
Derivative Agreements and Other	(11)	(3)	(8)	(267%)	2	(13)	NM
Tax (Provision) Benefit	(6)	23	(29)	NM	(33)	27	82%
Net Unrealized Appreciation of Investments	52	193	(141)	(73%)	15	37	247%

Net Gains, Losses, Appreciation and Depreciation	$63	$186	$(123)	(66%)	$(24)	$87	NM

Other Financial Data
NAV per Share	$20.54	$20.12	$0.42	2%	$19.54	$1.00	5%
Debt at Cost	$1,382	$791	$591	75%	$791	$591	75%
Market Capitalization	$3,751	$4,032	$(281)	(7%)	$3,813	$(62)	(2%)
Total Enterprise Value(4)	$4,675	$4,688	$(13)	—%	$3,971	$704	18%
Asset Coverage Ratio	423%	593%			785%
Debt to Equity Ratio	0.3x	0.1x			0.1x
Credit Quality
Weighted Average Effective Interest Rate on SFRL at Period End	4.4%	4.4%			N/A
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRL, at Period End	9.1%	9.3%			10.8%
Weighted Average Effective Interest Rate on All Debt Investments at Period End	6.8%	7.8%			10.8%
Loans on Non-Accrual at Cost	$256	$299	$(43)	(14%)	$299	$(43)	(14%)
Loans on Non-Accrual at Fair Value	$172	$171	$1	1%	$169	$3	2%
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	8.3%	12.5%			18.8%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	5.7%	7.5%			11.3%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	67.2%	57.2%			56.5%
Estimated Loss(5)	$108	$142	$(34)	(24%)	$130	$(22)	(17%)
Estimated Loss as a Percentage of Total Loans at Cost	3.7%	6.1%			8.2%
Past Due Loans at Cost	$45	$—	$45	100%	$—	$45	100%

American Capital, Ltd.
November 5, 2014

Return on Average Shareholders’ Equity
LTM Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	3.3%	2.9%	5.4%
LTM Net Operating Income Return on Average Shareholders' Equity	2.3%	1.7%	3.7%
LTM Net Realized Earnings Return on Average Shareholders' Equity	3.1%	1.6%	2.6%
LTM Net Earnings Return on Average Shareholders' Equity	4.1%	1.9%	8.9%
Current Quarter Annualized Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	5.0%	3.1%	3.4%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	3.8%	2.0%	1.7%
Current Quarter Annualized Net Realized Earnings (Loss) Return on Average Shareholders' Equity	4.6%	1.4%	(1.1%)
Current Quarter Annualized Net Earnings (Loss) Return on Average Shareholders' Equity	8.5%	16.3%	(0.1%)
______________________________
NM = Not meaningful

(1) Includes total assets of American Capital Agency, American Capital Mortgage, American Capital Senior Floating, European Capital, American Capital Equity I, American Capital Equity II, American Capital Equity III, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1, ACAS CLO 2013-2 and ACAS CLO 2014-1, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(5) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.

American Capital, Ltd.
November 5, 2014

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	1997- 2003	2004	2005	2006	2007	2008	2011	2012	2013	2014	1997-2014 Static Pools Aggregate
IRR of All Investments(2)	12.2%	12.6%	14.0%	10.6%	(2.1%)	9.5%	22.5%	(5.1%)	44.0%	0.6%	9.1%
IRR of Exited Investments(3)	12.5%	15.6%	18.1%	9.3%	(2.1%)	7.4%	23.4%	16.4%	16.3%	4.8%	10.1%
IRR of Equity Investments(2)(4)(5)	17.5%	24.4%	14.2%	13.8%	(7.5%)	20.5%	31.6%	(53.5%)	203.1%	(1.4%)	11.4%
IRR of Exited Equity Investments(3)(4)(5)	19.3%	45.8%	29.9%	12.6%	5.2%	21.8%	35.1%	N/A	N/A	N/A	20.2%
IRR of All One Stop Buyout Investments(2)(20)	10.9%	13.9%	27.5%	12.7%	2.1%	15.8%	39.8%	(10.8%)	266.0%	N/A	13.2%
IRR of All One Stop Buyout Equity Investments(2)(4)(5)(20)	15.5%	23.6%	38.7%	15.5%	(7.3%)	16.0%	40.7%	(53.5%)	265.7%	N/A	16.9%
IRR of Current One Stop Buyout Investments(2)(20)	10.6%	(2.5%)	24.7%	10.5%	(1.1%)	18.8%	39.8%	(10.8%)	266.0%	N/A	10.0%
IRR of Exited One Stop Buyout Investments(3)	11.4%	21.4%	22.2%	12.3%	11.4%	14.5%	N/A	19.6%	(17.8%)	N/A	14.1%
Committed Investments(7)	$3,848	$2,289	$5,419	$5,329	$7,551	$1,071	$216	$882	$321	$2,211	$29,137
Total Exits and Prepayments of Committed Investments(7)	$3,793	$2,104	$2,929	$4,811	$5,934	$823	$168	$289	$109	$103	$21,063
Total Interest, Dividends and Fees Collected	$1,426	$713	$1,571	$1,588	$1,580	$445	$31	$74	$35	$21	$7,484
Total Net Realized (Loss) Gain on Investments	$(105)	$10	$347	$(242)	$(1,277)	$(74)	$11	$4	$—	$(1)	$(1,327)
Current Cost of Investments	$35	$201	$1,413	$306	$942	$183	$73	$580	$198	$1,983	$5,914
Current Fair Value of Investments	$21	$63	$2,054	$268	$588	$154	$81	$473	$260	$1,967	$5,929
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.3%	1.1%	34.6%	4.5%	9.9%	2.6%	1.4%	8.0%	4.4%	33.2%	100.0%
Net Unrealized (Depreciation) Appreciation	$(14)	$(138)	$641	$(38)	$(354)	$(29)	$8	$(107)	$62	$(16)	$15
Non-Accruing Loans at Cost	$21	$1	$19	$65	$128	$22	$—	$—	$—	$—	$256
Non-Accruing Loans at Fair Value	$19	$2	$11	$23	$95	$22	$—	$—	$—	$—	$172
Equity Interest at Fair Value(4)	$3	$54	$1,881	$122	$205	$39	$35	$63	$96	$11	$2,509
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	12.1	3.7	1.0	7.0	5.3	9.4	2.2	6.3	6.4	6.7	4.2
Interest Coverage(10)(12)(13)(16)	0.1	5.7	0.2	1.2	1.6	1.0	1.8	2.3	2.4	3.7	1.4
Debt Service Coverage(11)(12)(13)(16)	0.1	1.2	0.1	0.9	1.4	0.9	1.4	1.8	2.2	2.0	1.0
Average Age of Companies(13)(16)	37 yrs	38 yrs	11 yrs	44 yrs	32 yrs	19 yrs	20 yrs	17 yrs	21 yrs	22 yrs	20 yrs
Diluted Ownership Percentage(4)(17)	73%	73%	89%	48%	57%	74%	68%	87%	77%	2%	83%
Average Revenue(13)(14)(16)	$77	$37	$155	$152	$223	$21	$94	$200	$304	$221	$176
Average Adjusted EBITDA(8)(13)(16)	$8	$9	$61	$32	$25	$10	$23	$52	$31	$41	$44
Total Revenue(13)(14)	$664	$230	$646	$2,238	$2,546	$48	$199	$940	$1,973	$2,396	$11,880
Total Adjusted EBITDA(8)(13)	$81	$3	$106	$31	$102	$20	$49	$290	$318	$523	$1,523
% of Senior Loans(12)(13)(15)	81%	100%	24%	24%	61%	41%	100%	95%	100%	100%	74%
% of Loans with Lien(12)(13)(15)	81%	100%	83%	100%	94%	37%	100%	100%	100%	100%	92%

Majority Owned Portfolio Companies (“MOPC”)(6)	1997-2014 Static Pools Aggregate
Total Number of MOPC	33
Total Revenue(14)	$1,969
Total Gross Profit(14)	$933
Total Adjusted EBITDA(8)	$350

Total Capital Expenditures(14)	$43
Total Current ACAS Investment in MOPC at Fair Value	$2,535
Total Current ACAS Investment in MOPC at Cost Basis	$2,515
Total Current ACAS Debt Investment in MOPC at Fair Value	$862
Total Current ACAS Debt Investment in MOPC at Cost Basis	$901
Diluted Ownership Percentage of ACAS in MOPC(17)	89%

Total Cash(18)	$122
Total Assets(18)	$2,447
Total Debt(18)	$2,136
Total Third-party Debt at Cost(18)	$753
Total Shareholders' Equity(18)(19)	$1,662
———————
NM = Not Meaningful

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

2)
Internal rate of return (“IRR”) calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For active investments, the terminal value is assumed to be the current fair value. For exited investments, the terminal value is the total cash realization received upon exit. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

3)
IRR calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For exited investments, the terminal value is the total cash realization received upon exit. This includes fully exited investments of existing portfolio companies. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of the collateralized loan obligations. Excludes our investment in European Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)
Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS’s debt in each portfolio company’s debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)
Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

11)
Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

12)	Excludes investments in which we own only equity.

13)	Excludes investments in Structured Products, Senior Floating Rate Loans and European Capital.

14)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

15)	As a percentage of our total debt investments, excluding Senior Floating Rate Loans.

16)	Weighted average based on fair value.

17)	Weighted average based on fair value of equity investments.

18)	As of the most recent month end available.

19)	Calculated as the estimated enterprise value of the MOPC less the cost basis of any outstanding debt of the MOPC.

20)	Includes American Capital Asset Management, LLC.

American Capital, Ltd.
November 5, 2014

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on November 6, 2014 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AmericanCapital.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 266-8979 (U.S. domestic) or (412) 902-6605 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q3 2014 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on November 6, 2014. In addition, there will be a phone recording available from 1:00 pm ET November 6, 2014 until 5:00 pm ET November 21, 2014. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10054124.

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $21 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $80 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above. This release does not constitute the solicitation of any vote, proxy or approval from any investor or security holder. No such solicitation will be made except pursuant to a proxy statement filed with the SEC.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.